UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 15, 2010

EAST COAST DIVERSIFIED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission file number: 0-50356

Nevada	55-0840109
(State of Incorporation)	(I.R.S. Employer Identification No.)

120 Interstate North Parkway SE, Suite 445 Atlanta, GA	30339
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, Including Area Code: (770) 953-4184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EAST COAST DIVERSIFIED CORPORATION

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets	3

	Changes to the Board of Directors and Executive Officers	3

	Accounting Treatment	3

	Description of Our Company	3

	Management’s Discussion and Analysis of Financial Condition and Results of Operations	5

	Risk Factors	7

Item 3.02	Unregistered Sales of Equity Securities	13

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	16

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	20

Item 5.06	Change in Shell Company Status	20

Item 9.01	Financial Statements and Exhibits	20

Item 2.01  Completion of Acquisition of Disposition of Assets

Acquisition

The Acquisition. On April 2, 2010, East Coast Diversified Corporation (“ECDC”), a Nevada corporation, completed the acquisition of EarthSearch Communications International, Inc. (“EarthSearch”), a privately-held Delaware corporation, through a Stock Exchange Agreement (the “Stock Exchange”).

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At the closing of the Stock Exchange, each share of EarthSearch’s common stock issued and outstanding immediately prior to the closing of the Stock Exchange was converted into the right to receive 0.257 of one share of ECDC’s common stock (the “Common Exchange Ratio”), resulting in an aggregate of 35,000,000 shares of ECDC’s common stock were issued to the holders of EarthSearch’s common stock.

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Upon the closing of the Stock Exchange, Frank Rovito resigned as the sole officer and director of ECDC, and simultaneously with the Stock Exchange a new board of directors and officers were appointed for ECDC. ECDC’s new board of directors consists of Kayode A. Aladesuyi, Frank Russo, Edward H. Eppel, Anis D. Sherali and Alfred “Ted” E. Ruhly, previously the directors of EarthSearch. In addition, ECDC’s board of directors appointed Kayode A. Aladesuyi as the Chief Executive Officer and President, Frank Russo as the Executive Vice President, John Ferguson as the Vice President of Global Channels, Michelle Robinson as the Director of Marketing and Lyle Newson as the Director of Business Solutions of ECDC effective upon the consummation of the Stock Exchange.

The foregoing description of the Stock Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Exchange, which is filed as Exhibit 2.3 hereto.

The shares of ECDC’s common stock issued to former holders of EarthSearch’s common stock in connection with the Stock Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Stock Exchange, Frank Rovito resigned as the sole officer and director of ECDC and Kayode A. Aladesuyi, Frank Russo, Edward H. Eppel, Anis D. Sherali and Ted Ruhly were appointed to ECDC’s board of directors. Following the Stock Exchange, Kayode A. Aladesuyi was appointed as ECDC’s chief executive officer, president and chairman of the board, Frank Russo was appointed as executive vice president, John Ferguson was appointed as vice president of global channels, Michelle Robinson was appointed as director of marketing, and Lyle Newson was appointed as director of business solutions and David E. Price, Esq. was appointed as secretary.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Stock Exchange is being accounted for as an acquisition and recapitalization. EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of EarthSearch.

Description of Our Company

Overview

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology. EarthSearch is an international provider of supply management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  The website address is www.earthsearch.us.  The website is not incorporated in this Form 8-K.

Strategy

Our strategy is to add business intelligence to supply channel operations worldwide.

Suppliers

We are dependent on contract manufacturers for our products.  The Company can use many various manufacturers without significant limitations.

Research and Development

Continuous research and development will help EarthSearch stay relevant and grow.  By expanding its offering and enhancing its features, EarthSearch will continue to look for better and more efficient ways to provide consumers and merchants business intelligence.

Intellectual Property

Patents

The Company has licensing agreements dated September 1, 2010 with two entities for various patents issued in the United States and internationally.  The Company has a licensing agreement dated September 17, 2010 with a related-party entity for various patents issued or pending in the United States and internationally.

Trademarks

The Company has several trademarks which will be registered with the USPTO.  They are GATIS, TrailerSeal, RFSeal, and MobileManager.

Copyrights

Although the Company does not hold registered copyrights, the Company does claim copyright protection on all text and graphics used in conjunction with their published digital media (web site) and published printed promotional materials as stated generally in Title 17 of the United States Code, Circular 92, Chapter 1, Section 102.

We plan to apply for additional patents, copyrights and trademarks as applicable necessary or desirable in the evolution of our business.

Regulatory Matters

Our operations are not currently subject to any governmental regulations specific to our products.  We do follow and consult relevant policies and procedures established for financial institutions to manage internal operations.

Employees

As of August 31, 2010, we had a total of twenty-two employees and two unpaid officers.  Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

Property

We lease approximately 5,000 square feet of office space in Atlanta, Georgia pursuant to a lease that will expire in April 2011.  This facility serves as our corporate and marketing headquarters and houses our technical support staff.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of September 7, 2010, there was one lawsuit as follows:

On July 13, 2010, the Company was named in a lawsuit captioned ArrivalStar S.A. and Melvino Technologies Limited v. EarthSearch Communications International, Inc.. U.S. District Court, Northern District of Illinois, 1:10-CV-04349.  The lawsuit alleges that EarthSearch had infringed on various patents.  On September 1, 2010, both parties agreed to a Settlement, Release and License Agreement which provides numerous domestic and international patents usable by EarthSearch for minimal fees.

There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to April 2, 2010, ECDC was a public shell, with minimal assets and activities. On April 2, 2010, ECDC completed the Stock Exchange with EarthSearch. In connection with this Stock Exchange, ECDC discontinued its former business and succeeded to the business of EarthSearch as its sole line of business. The merger is being accounted for as a recapitalization, with EarthSearch deemed to be the accounting acquirer and ECDC the acquired company. Accordingly, EarthSearch’s historical financial statements for periods prior to the merger have become those of the registrant (ECDC) retroactively restated for, and giving effect to, the number of shares received in the merger. The accumulated deficits of EarthSearch were also carried forward after the acquisition. Operations reported for periods prior to the merger are those of EarthSearch.

Overview

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology. EarthSearch is an international provider of supply management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.

Critical Accounting Estimates and Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.

Changes in Accounting Principles. No significant changes in accounting principles were adopted during fiscal 2009 and 2008.

Impairment of Long-Lived Assets.  The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments and Fair Value Measurements.   The Company measure their financial assets and liabilities in accordance with generally accepted accounting principles.  For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short term loans the carrying amounts approximate fair value due to their short maturities.

Effective January 1, 2008, we adopted accounting guidance for financial and non-financial assets and liabilities.  The adoption did not have a material impact on our results of operations, financial position or liquidity.  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures.  This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements.  This guidance does not apply to measurements related to share-based payments.  This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. Revenues are recognized on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statement.”  Under these guidelines, revenue is recognized on sales transactions when all of the following exist:  persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured.   The Company has recognizes revenue from the sale of its various products.

Stock Based Compensation.  The Company adopted ASC 505-50, “Share Based Payment” and related interpretations.  ASC 505-50 requires companies to estimate and recognize the fair value of stock-based awards to employees and directors.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.  As of March 31, 2010, there were no stock based compensation awards.

Results of Operations

Three Months Ended March 31, 2010 Compared to the Three Months Ended March 31, 2009

Revenue. For the three months ended March 31, 2010, our revenue was $9,103, compared to $51,170 for the same period in 2009, representing a decrease of 82.2%. This decrease in revenue was primarily attributable to the effects of the economy and the deficiency in working capital to provide for marketing the Company’s products.

Gross Profit. For the three months ended March 31, 2010, our gross profit was $266, compared to a gross profit of $21,960 for the same period in 2009, representing a decrease of 98.8%. This decrease in our gross profit resulted primarily from the reduction in revenue and the increase in cost of revenue as a percent of revenue (97.1% and 57.1%, for the three months ended March 31, 2010 and 2009, respectively).  The increase in cost of revenues as a percent of revenue is primarily due to the limited revenue for the three months ended March 31, 2010.

Selling, General and Administrative Expenses. For the three months ended March 31, 2010, selling, general and administrative expenses were $479,439 compared to $285,903 for the same period in 2009, an increase of 67.7%.  This increase was primarily caused by accounting fees increased from $0 to $25,075, compensation for board members increased from $0 to $40,000, and salary expenses increased from $177,640 to $270,648. These increases were offset by an decrease in salary expense for technology employees of $31,007.

Net Loss. We generated net losses of $524,126 for the three months ended March 31, 2010 compared to approximately $267,520 for the same period in 2009, an increase of 95.9%.

Liquidity and Capital Resources

General. At March 31, 2010, we had cash and cash equivalents of $2,685. We have historically met our cash needs through a combination of cash flows from operating activities and proceeds from private placements of our securities. Our cash requirements are generally for selling, general and administrative activities. We believe that our cash balance at the time of the Stock Exchange and expected cash flows from operations will not be sufficient to finance our cash requirements for expected operational activities, capital improvements, and partial repayment of debt.  The Company is in the process of obtaining additional working capital.

Our operating activities generated a deficit cash flow of approximately $281,064 for the three months ended March 31, 2010, and we used cash in operations of approximately $140,045 during 2009. The principal elements of cash flow from operations for the three months ended March 31, 2010 included a net loss of $524,126, offset by depreciation and amortization expense of $57,024, loss on disposal of assets of $23,039, and an increased investment in operating working capital elements of $153,597.

Cash used in our investing activities was $148,341 for the three months ended March 31, 2010, compared to $13,910 for the same period in 2009.  This increase of $134,431, or 966%, was primarily due the payments of escrow deposits of $145,000.

Cash generated in our financing activities was $431,324 for the three months ended March 31, 2010, compared to cash generated of $156,619 during the comparable period in 2009. This increase was primarily attributed to the proceeds from the issuance of common stock which resulted in an increase from $65,524 to $118,000, and proceeds from loans payable which resulted in an increase from $0 to $310,000.

As of March 31, 2010, current liabilities exceeded current assets by 65.4 times. Current assets increased from $37,601 at December 31, 2009 to $48,695 at March 31, 2010 whereas current liabilities increase from $3,063,247 at December 31, 2009 to $3,183,011 at March 31, 2010.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, primarily the economy.  Our operating results could also be impacted by a continued weakening of the U.S. and/or international economy. We predominately provide services to individuals.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

RISK FACTORS

We have sustained recurring losses since inception and expect to incur additional losses in the foreseeable future.

We were formed in November 2003 and have reported annual net losses since inception. For our fiscal years ended December 31, 2009 and 2008, we experienced losses of $1,473,225 and $1,216,483, respectively. For the three months ended March 31, 2010, we experienced a loss of $524,126.  As of March 31, 2010, we had an accumulated deficit of $9,423,033. In addition, we expect to incur additional losses in the foreseeable future, and there can be no assurance that we will ever achieve profitability. Our future viability, profitability and growth depend upon our ability to successfully operate, expand our operations and obtain additional capital. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

We do not have substantial cash resources and if we cannot raise additional funds or generate more revenues, we will not be able to pay our vendors and will probably not be able to continue as a going concern.

As of March 31, 2010, our available cash balance was $2,685. We will need to raise additional funds to pay outstanding vendor invoices and execute our business plan. Our future cash flows depend on our ability to enter into, and be paid under, contracts with merchants to provide our products to their customers. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

The limited history of our business makes it difficult to evaluate an investment in our Company.

Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans, including whether we will be able to achieve sales growth or meet our sales objectives.  Further, financial and other limitations May force us to modify, alter, or significantly delay the implementation of such plans.  Our anticipated investments include, but are not limited to, information systems, sales and marketing, research and development, distribution and fulfillment, customer support, and administrative infrastructure.  We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

We have a working capital deficit, we may not be able to finance our operating needs and our auditors’ report expressed substantial doubt as to our ability to continue as a going concern.

Our current liabilities are currently greater than our current assets. Our ability to meet our operating needs depends in large part on our ability to secure third party financing. We cannot provide any assurances that we will be able to obtain financing. In connection with their audit report on our financial statements as of December 31, 2009, our independent certified public accountants expressed substantial doubt about our ability to continue as a going concern as such continuance is dependent upon our ability to raise sufficient capital.

Our business model is unproven and may ultimately prove to be commercially unviable.

Because of our limited history of operations, we are unable to predict whether our business model will prove to be viable, whether the actual demand we anticipate for our products and services will materialize, whether demand for our products and services will materialize at the prices we expect to charge, or whether current or future revenue streams and/or pricing levels will be sustainable.  There can be no assurances we will be able to achieve or sustain such revenue streams and/or pricing levels, the results of which could have a material, adverse effect on our business, financial condition, and results of operations.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control, including, among other things, the risks described herein.  Our likelihood of success must be considered in light of the problems, expenses, complications, delays, and disruptions typically encountered in forming a new management team, hiring and training new employees, expanding into new markets, application of GPS, telematics and wireless technology still in its infancy, and the competitive environment in which we intend to operate.

We will require significant additional capital to fulfill our business plan, and our failure to raise additional capital will have a material, adverse effect on our business, financial condition, and results of operations.

The development of our sales and marketing capabilities, product and service offerings, and business in general requires significant capital.  The amount of our future capital requirements depends primarily on the rate of client growth, the rate and extent of our current expansion plans, and results of operations.  There can be no assurances that unexpected circumstances (including failure to achieve anticipated cash flow) will not arise, requiring us to delay or abandon our development plans or seek additional financing.  There can also be no assurance that additional financing will be available when needed or, that it will be available on commercially acceptable terms.  If we are not able to obtain additional capital on acceptable terms, there is a risk that investors could lose their entire investment.  Moreover, additional equity financing, if obtained, could result in substantial dilution to investors in our Common Stock, and the terms of such additional equity financing may include liquidation and dividend preferences over the Common Stock, as well as superior voting rights and other advantages in comparison to the holders of and investors in our Common Stock.

Competition may increase in the GPS device market.

We may in the future compete for potential customers with companies not yet offering GPS devices. Competition in the GPS related industry may increase in the future, partly due to the potentially rebounding economic situation in the United States and internationally.  Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for major merchants.

We are dependent on Kayode Aladesuyi.  Our failure to retain Mr. Aladesuyi and/or attract new highly qualified members to our Company’s management team would adversely affect our ability to either remain in operation or continue to grow.

Our success to date has largely been attributable to the skills and efforts of Kayode Aladesuyi, our founder, Chief Executive Officer and President.  Continued growth and profitability will depend on our ability to strengthen our leadership infrastructure by recruiting and retaining qualified, experienced executive personnel.  Competition in our industry for executive-level personnel is fierce, and there can be no assurance that we will be able to hire and retain other highly skilled executive employees, or that we can do so on economically feasible or desirable terms.  The loss of Mr. Aladesuyi or our inability to hire and retain other such executives would have a material, adverse effect on our business, financial condition, and results of operations.  In addition, the other members of our management team do not have substantial, if any, experience in the telematics industry.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers.  If these economic conditions are prolonged or deteriorate further, the market for our products will decrease accordingly.

 If we are not successful in the continued development, introduction, or timely manufacture of new products, demand for our products and services could decrease substantially.

We expect that a significant portion of our future revenue will be derived from sales of newly introduced products and services.  The market for our products and services is characterized by rapidly changing technology, evolving industry standards, and changes in customer needs.  Specifically, the GPS, telematics, and wireless industries are experiencing significant technological change and advancement, and the industry in which we operate may coalesce in support of one or more particular advanced technologies that our Company does not possess.  If we fail to modify or improve our products and services in response to changes in technology, industry standards or customer needs, our products and services could rapidly become less competitive or obsolete.  We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products, and achieve market acceptance for such products.  However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products and services, and enhance our existing products and services, our future results of operations would be adversely affected.  Our pursuit of necessary technology may require substantial time and expense, and we may need to license new technologies to respond to technological change.  These licenses may not be available on desirable or acceptable terms. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products.  The timely availability of these products in volume and their acceptance by customers are important to our future success.  We may experience delays in shipping certain of our products and, whether due to manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, they could have a material adverse effect on our business, financial condition, and results of operations.

We will derive a significant portion of our revenues from sales outside the United States, and numerous factors related to international business activities will subject us to risks that could, among other things, affect the demand for our products, negatively affecting our business, financial condition, or results of operations.

Part of our strategy will involve the pursuit of growth opportunities in a number of foreign markets.  If we are not able to maintain or increase international market demand for our products, services, and technologies, then we may not be able to achieve our financial goals.

In many foreign markets, barriers to entry are created by long-standing relationships between potential customers and their local providers and protective regulations, including local content and service requirements.  In addition, the pursuit of international growth opportunities requires significant efforts for an extended period before substantial revenues from these markets are realized.  Our business could be adversely affected by a variety of uncontrollable and changing factors, including:

●	Unexpected changes in legal or regulatory requirements;

●	Difficulty in protecting our intellectual property rights in a particular foreign jurisdiction;

●	Cultural differences in the conduct of business;

●	Difficulty in attracting qualified personnel and managing foreign activities;

●	Recessions in foreign economies;

●	Longer payment cycles for and greater difficulties collecting accounts receivable;

●	Export controls, tariffs, and other trade protection measures;

●	Fluctuations in currency exchange rates;

●	Nationalization, expropriation, and limitations on repatriation of cash;

●	Social, economic, and political instability;

●	Natural disasters, acts of terrorism, and war;

●	Taxation; and

●	Changes in laws and policies affecting trade, foreign investment, and loans.

We rely on third-party RFID device we integrated with our product.  The loss or inability to maintain licenses for such third-party could materially, negatively impact our business.

We currently rely upon certain software licensed from third-parties, including software that is integrated with our internally developed software and used to perform key functions.  Certain of these licenses, including our license with Google, are for limited terms and can be renewed only by mutual consent.  In addition, these licenses may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time.  There can be no assurance that such licenses will be available to us on commercially reasonable terms, if at all.  The loss of or inability to maintain or obtain licenses on such third-party software could result in the discontinuation of, or delays or reductions in, product shipments unless and until equivalent technology is identified, licensed, and integrated with our software.  Any such discontinuation, delay, or reduction would harm our business, results of operations, and financial condition.

In addition, the third-party licenses that we may need to acquire in the future may not be exclusive, and there can be no assurance that our competitors will not obtain similar licenses and utilize such technology in competition with us.  There can be no assurance that the vendors of certain technology that we may need to utilize in our products will be able to provide such technology in the form we require, nor can there be any assurance that we will be able to modify our own products to adapt to changes in such technology.  In addition, there can be no assurance that financial or other difficulties that may be experienced by such third-party vendors will not have a material adverse effect upon the technologies that may be incorporated into our products, or that, if such technologies become unavailable, we will be able to find suitable alternatives if we in fact need them.  The loss of, or inability to maintain or obtain, any such software licenses could potentially result in shipment delays or reductions until equivalent software can be developed, identified, licensed and integrated, and could harm our business, operating results, and financial condition if we ultimately need to rely on such software.

If we do not correctly anticipate demand for our products, we may not be able to secure sufficient quantities or cost-effective production of our products, or we could have costly excess production or inventories.

We expect that it will become more difficult to forecast demand as we introduce and support multiple products and as competition in the market for our products intensifies.  Significant unanticipated fluctuations in demand could cause the following problems in our operations:

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If demand increases beyond what we forecast, we would have to rapidly increase production.  We would depend on suppliers to provide additional volumes of components, and those suppliers might not be able to increase production rapidly enough to meet unexpected demand.

●
Rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components and other expenses.  These higher costs could lower our profit margins.  Further, if production is increased rapidly, manufacturing quality could decline, which may also lower our profit margins.

●
If forecasted demand does not develop, we could have excess production resulting in higher inventories of finished products and components, which would use cash and could lead to write-offs of some or all of the excess inventories.  Lower than forecasted demand could also result in excess manufacturing capacity at our facilities, which could result in lower margins.

Our sales and gross margins for our products may fluctuate or erode.

Our sales and gross margins for our products may fluctuate from quarter to quarter due to a number of factors, including product mix, competition, and unit volumes.  In particular, the average selling prices of a specific product tend to decrease over that product’s life.  To offset such decreases, we intend to rely primarily on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and, therefore, can be sold at higher average selling prices.  However, there can be no assurance that we will be able to obtain any such yield improvements, or cost reductions, or introduce any such new products in the future.  To the extent that such cost reductions and new product introductions do not occur in a timely manner or our products do not achieve market acceptance, our business, financial condition, and results of operations could be materially, adversely affected.

We may not be able to protect our intellectual property rights against piracy or the infringement of our patents by third-parties due to the declining legal protection given to intellectual property.

Preventing unauthorized use or infringement of our intellectual property rights is difficult.  Piracy of our software represents a potential loss of significant revenue.  While this would adversely affect our revenue from the United States market, the impact on revenue from abroad is more significant, particularly in countries where laws are less protective of intellectual property rights.  Similarly, the absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights.  Moreover, future legal changes could make defending our intellectual property rights even more challenging.  Continued enforcement efforts of our intellectual property rights may not affect revenue positively, and revenue could be adversely affected by reductions in the legal protection for intellectual property rights for software developers or by compliance with additional legal obligations impacting the intellectual property rights of software developers.

The loss of any member of our senior management team or a significant number of our managers could have a material adverse effect on our ability to manage our business.

Our operations depend heavily on the skills and efforts of our senior management team, our President and Chief Executive Officer. We will rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations. We face intense competition for qualified personnel, and many of our competitors have greater resources than we have to hire qualified personnel. The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our ability to manage our business.

Risks Relating to Our Organization and Our Common Stock

As of April 2, 2010, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Stock Exchange, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Stock Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Stock Exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a Stock Exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through the Stock Exchange. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Stock Exchange company.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. As soon as is practicable after becoming eligible, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Item 3.02  Unregistered Sales of Equity Securities.

Since April 2, 2010 (date of merger), the Company sold the following unregistered securities:

On July 16, 2010, the Company issued 500,000 shares of common stock in a private placement for $19,975 cash ($0.04 per share).

On July 26, 2010, the Company issued 1,645,000 shares of common stock to eight shareholders in a private placement for an aggregate of $129,250 cash ($0.079 per share).

On August 5, 2010, the Company issued 1,000,000 shares of common stock in a private placement for $40,000 cash ($0.04 per share).

On July 9, 2010, the Company issued 500,000 shares of its common stock in conversion of $25,000 of notes payable with a related party.

The Securities were issued through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors.

 Since April 2, 2010, the Board of Directors of the Company approved the following issuances of unregistered shares of the Company’s common stock in exchange for future services to be performed by the Company’s investor relations consultants:

On August 3, 2010, the Company issued 200,000 shares of its common stock for services.

On August 5, 2010, the Company issued 500,000 shares of its common stock for services.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Stock Exchange is incorporated by reference into this Item 3.02.

Description of Capital Stock

Authorized Capital Stock

We have authorized Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001.

Capital Stock Issued and Outstanding

After giving effect to the Stock Exchange, and the common shares sold in private placements and granted for services after April 2, 2010, we have issued and outstanding securities on a fully diluted basis of 52,005,639 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Dividend Policy

We currently intend to use all available funds to develop our business and do not anticipate that we will pay dividends in the future. We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under our Amended and Restated of Incorporation and Bylaws, a director and/or officer of the Company will be subject to the following:

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 is not optional and controls even if there is a provision in the articles of incorporation of a Nevada corporation, including such a provision in the registrant’s Articles of Incorporation that attempts to establish a different standard of liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party would not be liable pursuant to Section 78.138 of the Nevada Law or the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit, if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he or she is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the registrant provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the registrant incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the registrant.

The registrant has a contract for insurance coverage under which the Registrant and certain Indemnified Parties (including the directors and officers of the registrant) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such Indemnified Parties. In addition, the registrant has entered into indemnification agreements with its directors and officers that require the registrant to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada Law, subject to amounts paid by insurance. The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol ECDC.OB and there is limited trading market for our stock. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that we will ever satisfy such listing requirements or that any of these applications will be approved.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our sole officer and director, Frank Rovito, immediately prior to the Stock Exchange resigned from all positions with us as of April 2, 2010, effective upon the closing of the Stock Exchange. There were no disagreements between Mr. Rovito and the Company.  Pursuant to the terms of the Stock Exchange, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

CERTAIN RELATIONSHIP & RELATED TRANSACTIONS, & DIRECTOR INDEPENDENCE.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 2, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Stock Exchange, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 120 Interstate North Parkway SE, Suite 445 Atlanta, Georgia 30339.

	Number of Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned (1)	Owned (1) (2)

Kayode A. Aladesuyi (3) (7)	16,133,574	31.0%
Francis Russo, Sr. (4) (7)	7,029,264	13.5%
Edward H. Eppel (7)	2,607,154	5.0%
Anis D. Sherali (5) (7)	6,633,747	12.8%
Alfred "Ted" B. Ruhly (6) (7)	60,972	0.1%
John Ferguson (7)	-	-
Michelle Robinson (7)	-	-
Lyle Newson (7)	-	-

All officers and directors as a group (8 persons)	32,464,711	62.4%
________________________
(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 8, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	Based on 52,005,639 shares of our common stock (includes the assumption of the exercise of all securities) outstanding as of September 8, 2010.
(3)
Includes 3,602,652 shares issued to related parties of Mr. Aladesuyi (Andrea Rocha Sousa, 1,219,436 shares, Valerie Aladesuyi, 1,554,000 shares, Brian Aladesuyi, 207,400 shares, Gabrielle Aladesuyi, 207,304 shares, Nicolas A. Aladesuyi, 207,304 shares and Brandon Aladesuyi, 207,304 shares).

(4)	Includes 106,579 shares issued to related parties of Mr. Russo (Carla A. Russo-Gelpke, 488 shares, Ryan Russo, 45,119 shares, Elizabeth Russo, 30,486 shares and Francis Russo, Jr., 30,486 shares.
(5)	Includes 250,000 shares issued to a related party, Farah Sherali, of Mr. Sherali.
(6)	Includes 60,972 shares issued to related parties of Mr. Ruhly (Alfred Ruhly, 30,486 shares and Donna J. Ruhly, 30,486 shares.
(7)	Officer or director.

Executive Officers and Directors

The following persons became our executive officers and directors on April 12, 2010, upon effectiveness of the Stock Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position

Kayode A. Aladesuyi	50	Chief Executive Officer, President, Chief Financial Officer and Chairman
Frank Russo	52	Executive Vice President
Edward H. Eppel	67	Director
Anis D. Sherali	60	Director
Alfred ("Ted") B. Ruhly	81	Director
John Ferguson	58	Vice President
Michelle Robinson	30	Director of Marketing
Lyle Newson	40	Director of Business Solutions

Our directors hold office until the earlier of their death, resignation or removal by shareholders, or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Kayode A. Aladesuyi, a founder of EarthSearch, has served as our chief executive officer, president and chairman of the board of directors since January 2004.  Prior to EarthSearch, Mr. Aladesuyi was the founder (in 1999), chief executive officer, and president of PlanetLink Communications, Inc. which engaged in the development of satellite-enabled products based on GPS technology and provision of monitoring services in the United States. Mr. Aladesuyi resigned from PlanetLink Communications to establish EarthSearch.  He has a B.S. degree in accounting from Alabama State University.

Frank Russo has served as our executive vice president since January 2010.  Currently, Mr. Russo is representing various manufacturers, including FIFA, Kappa and KangaROOS, consulting with their sales and marketing departments throughout Metro NY/NJ and the Mid-Atlantic regions. He was formerly the president of Gladiator Sales, a regional marketing and sales company that represented Puma North America ($500+ million in sales) throughout New England, Mid-Atlantic and the Metro NY/NJ regions.  Prior to Gladiator Sales, he managed a sales division for Diadora, an Italian sporting goods manufacturer.  Mr. Russo has a B.S. degree in business administration from Saint Michael’s College.

Edward H. Eppel has served as our director since October 2009.  Mr. Eppel currently is the vice president of LPS Ind., a leading manufacturer of special printed flexible films for the Medical/Food/Beverage manufacturing industries, with sales in both North America and Europe. He was the founder and president of RAE Container Inc., a manufacturer of corrugated products, molded form, cushioning and protective materials for Air/Sea/Ground shipments. Mr. Eppel and RAE Container Inc., merged with LPS in 1997. He is a "Lifetime" member of the IOPP (Institute of Packaging Professionals) and past President of the Meadowlands chapter. Mr. Eppel also served as president of the Society of Packaging and Handling Engineers, along with serving as chairman of Morris County Municipality Utilities Authority (NJ) for the past 25 years. This public utility serves more than 500,000 residents with water and a complete recycling program reducing landfill waste by over 50%.  Mr. Eppel has a B.S. degree in industrial management from Rutgers University.

Anis D. Sherali has served as our director since June 2009.  Mr Sherali is currently the president/CEO of Energy Consulting Group and has assisted numerous electric utility clients analyze and solve optimization problems related to electric utility operations and economic dispatch. His responsibilities include the preparation of engineering feasibility analyses of alternative power supply sources, long-range planning studies for generation and transmission systems, software development related to power supply planning and utility rate analysis. Mr. Sherali has more than 25 years of experience in power supply planning and pooling evaluations, wheeling and coordination analysis, electric utility rates, finance and accounting, contract negotiations, generation analysis, utility operations and dispatch, economic and regulatory support and power supply consulting with numerous clients in more than 15 states.  Mr. Sherali has a masters degree in industrial management from Georgia Tech.

Alfred (“Ted”) B. Ruhly has served as our director since April 2010.  Mr. Ruhly, retired chairman of Maersk, Inc., brings 60 years of experience in the trucking and shipping industries.  He began at Maersk, Inc. in 1974 when it was known as Moller Steamship Co. and has served as vice president of marketing and sales, executive vice president, appointed as the first American president of A.P. Moller, Maersk Inc.’s United States subsidiary, chairman of the board of Maersk, Inc., and chairman of the board of Maersk Line Ltd.  While serving as chairman of both entities, he was presented with the Port Pilot Award by the Port of Long Beach for his leadership and achievements within the shipping industry and international trade.  During his tenure at Maersk, he completed the Harvard Advanced Management Program.  Mr. Ruhly now serves as a transportation consultant.  He attended Michigan State College and Wayne State University.  Mr. Ruhly is a veteran of the United States Army.

John Ferguson has served as our vice president of global channels since February 2010.  Mr. Ferguson’s career encompasses over 25 years providing technology solutions to companies across all major industry segments with an emphasis in sales and channel management expertise.  He has sold extensively though both direct and channel environments, with 17 years dealing through channels. Mr. Ferguson has consistently overachieved on sales targets, channel partner recruitment goals, channel management metrics and business development goals throughout his career.  His channel experiences span security VARs, system integrators, single & double tier distribution, technology consultants and retail channels. Mr. Ferguson’s expertise covers all areas of channel development including program development, channel partner agreements, recruitment, training, performance management, incentive programs and joint selling. He is also experienced in managing business development initiatives from initial inception through to successful strategic partnership. Mr. Ferguson has held channel sales and sales management positions at Websense, Frontbridge, Captura and InterSoft, a software firm he founded in the 1980s.  He has a B.S. degree in business administration from North Carolina University.

Michelle Robinson has served as our director of marketing since May 2010.  Ms. Robinson is both an artist and writer, with over eight years of experience in diverse facets of the marketing and communications field, including event marketing and management, product and name branding, media relations, collateral development, web site search engine optimization and print / online advertising. A cum laude graduate of the University of Florida, Ms. Robinson has dual degrees in English and Visual Arts.

Lyle Newson has served as our director of business solutions since July 2010.  A visionary and experienced executive with expertise in the technology, medical, and digital storage fields, Mr. Newson brought to the Company more than 17 years of experience in business development and sales with a strong understanding of the relationship between technology and strategic business interest with a P&L mindset and has enjoyed a record of success in innovating state-of-the-art solutions, on time and under budget. Mr. Newson has a BA in Business Administration from West Valley College in Saratoga, California.

Andrea Rocha Sousa, the comptroller of EarthSearch, is the wife of Kayode Aladesuyi, the Company’s chief executive officer and chairman.  There are no other family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by (i) Kayode A. Aladesuyi, our chief executive officer, president and chairman, (ii) Frank Russo, our executive vice president, (iii) Edward H. Eppel, our director, (iv) Anis D. Sherali, our director, (v) Alfred “Ted” B. Ruhly, our director, (vi) John Ferguson, our vice president, (vii) Michelle Robinson, our director of marketing, and (viii) Lyle Newson, our director of business solutions.

			Deferred				All Other
Name and			Compen-		Stock	Option	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation	Total

Kayode A. Aladesuyi (1)
Chief Executive Officer,	2009	$118,022	$-	$-	$93,124	$-	$-	$211,146
President and Chairman	2008	$84,262	$-	$-	$90,000	$-	$-	$174,262

Frank Russo (1)
Executive Vice President	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

Edward H. Eppel (1)
Director	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

Anis D. Sherali (1)
Director	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

Alfred "Ted" B. Ruhly (1)
Director	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

John Ferguson (1)
Vice President	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

Michelle Robinson (1)
Director of Marketing	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

Lyle Newson (1)
Director of Business Solutions	2009	$-	$-	$-	$-	$-	$-	$-
	2008	$-	$-	$-	$-	$-	$-	$-

(1) All payroll and/or consulting fees were not paid or recorded by the Company due to limited working capital.

Agreements with Executives

Officers

At the time of the Stock Exchange, the Company’s Board of Directors agreed to assume the annual salary of $350,000 to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and Chairman.  The Company’s Board of Directors unanimously agreed to grant two million shares to Mr. Aladesuyi, under the 2010 Stock Incentive Plan dated September 17, 2010, in lieu of unpaid salary of $87,500 out of an accrued aggregate of $175,000.  Such shares of common stock shall be issued from the shares registered under a registration statement on Form S-8 representing the 2010 Stock Incentive Plan.

Stock Option Plan

On September 17, 2010, our Board of Directors authorized a twenty-five million share common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants to be registered under a registration statement on Form S-8.
Director Compensation

During the fiscal years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010, our directors were awarded compensation from us for their services in such capacity.  The Company was unable to pay these liabilities and the directors agreed to forego payment and contributed their compensation to the Company which was recorded as additional paid in capital.

Directors’ and Officers’ Liability Insurance

ECDC does not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions shortly after the date of the Stock Exchange. Such insurance will also insure ECDC against losses which we may incur in indemnifying our officers and directors.  A new policy is being obtained by the Company to provide coverage for the officers and directors of ECDC, EarthSearch’s public parent company.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

Andrea Rocha Sousa, the comptroller of EarthSearch, is the wife of Kayode Aladesuyi, the Company’s Chief Executive Officer and Chairman.  There are no other family relationships among any of our directors and executive officers.

Due to the fact that Mr. Aladesuyi used to own various patents, we have used those certain patents, Application No. 61/245,141 and 11/854,305.  On September 17, 2010 we obtained, without prepayment, the United States exclusive rights to use those patents for a renewable period of 5 years pursuant to a certain license agreement with BBGN&A LLC, a Nevada limited liability company, the entity currently owning said patents.  The license agreement requires an annual royalty payment of 8% of revenue and a renewal fee of $550,000.   Mr. Aladesuyi is the majority owner of BBGN&A LLC.

Item 5.03  Amendments to Certificate Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 and incorporated by reference in Current Report on Form 8-K filed August 2, 2010.

Item 5.06  Change in Shell Company Status.

Effective with the Share Exchange, the Company changed its status from a shell company to an operating company.

Item 9.01  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), EarthSearch’s unaudited financial statements for the three months ended March 31, 2010 and 2009 are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

(b)   Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Resolution of the Shareholders of East Coast Diversified Corporation dated April 2, 2010. (1)
2.2	Resolution of the Shareholders of East Coast Diversified Corporation dated April 2, 2010. (1)
2.3	Share Exchange Agreement between East Coast Diversified Corporation and EarthSearch Communications International, Inc. dated January 12, 2010. (1)
2.4	Certificate of Amendment to the Certificate of Incorporation. (1)
2.5	Private Stock Purchase Agreement dated April 6, 2010 between Energy Partners, LLC and Messrs. Aaron Goldstein and Frank Rovito. (1)
2.6	Resolutions of Board of Directors of East Coast Diversified Corporation dated April 12, 2010. (1)
2.7	Resignation of Aaron Goldstein dated April 2, 2010. (1)
2.8	Consent of Registered Independent Auditors dated April 8, 2010. (1)
10.1	Settlement, Release and License Agreement between EarthSearch Communications International, Inc., Melvino Technologies Limited, and ArrivalStar S.A. dated September 1, 2010. (2)
10.2	License Agreement between East Coast Diversified Corporation and BBGN&A LLC dated September 17, 2010. (2)
10.3	East Coast Diversified Corporation 2010 Incentive Stock Plan. (2)
99.1	Audited Financial Statements of EarthSearch Communications International, Inc. for the Years Ended December 31, 2009 and 2008. (1)
99.2	Unaudited Financial Statements of EarthSearch Communications International, Inc. for the Three Months Ended March 31, 2010 and 2009. (2)
99.3	East Coast Diversified Corporation proforma combined financial statements for the three months ended March 31, 2010. (2)

(1)	Incorporated by reference from Company’s Form 8-K filed with the Securities and Exchange Commission on April 12, 2010.

(2)	Filed herewith.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

East Coast Development Corporation

Date: September 22, 2010	By:	/s/ Kayode Aladesuyi
Kayode Aladesuyi, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Settlement, Release and License Agreement

10.2	License Agreement

10.3	East Coast Diversified Corporation 2010 Incentive Stock Plan

99.2	EarthSearch Communications International, Inc. unaudited financial statements for the three months ended March 31, 2010 and 2009.

99.3	East Coast Diversified Corporation proforma combined financial statements for the three months ended March 31, 2010.